Exhibit 99.1

Maquia Capital Acquisition Corporation

PRO FORMA BALANCE SHEET

	Actual as of May 7, 2021	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash	$13,000	$-		$13,000
Due from Sponsor	1,223,471	-		1,223,471
Total current assets	1,236,471	-		1,236,471

Cash held in Trust Account	162,400,000	13,097,190	(a)	175,693,648
		(130,972)	(b)
		327,430	(c)
Total Assets	$163,636,471	$13,293,648		$176,930,119

Liabilities and STOCKholders' Equity
Current liabilities:
Accrued offering costs	$719	$-		$719
Accrued offering costs	35,000	-		35,000
Note payable - Sponsor	177,100	-		177,100
Total current liabilities	212,819	-		212,819

Deferred underwriting commissions	4,800,000	392,916	(g)	5,192,916
Derivative warranty liabilities	10,878,415	882,261	(f)	11,760,676

Total liabilities	15,891,234	1,275,177		17,166,411

Commitments and Contingencies
Class A common stock subject to possible redemption; 14,063,570 and 15,247,656 shares (at $10.15 per share), actual and adjusted	142,745,236	12,018,471	(i)	154,763,707

Stockholders' Equity:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A common stock, $0.0001 par value, 100,000,000 shares authorized, 2,487,430 and 2,645,806 shares issued and outstanding (excluding 14,063,570 and 15,247,656 shares subject to possible redemption), actual and adjusted	249	131	(a)	265
		(115)	(i)
Class B common stock, $0.0001 par value, 10,000,000 shares authorized, 4,760,000 and 4,500,528 shares issued and outstanding, actual and adjusted	476	(27)	(d)	450
		1	(e)
Additional paid-in capital	5,454,892	13,097,059	(a)	5,493,624
		(130,972)	(b)
		327,430	(c)
		27	(d)
		(1)	(e)
		(882,261)	(f)
		(392,916)	(g)
		38,722	(h)
		(12,018,356)	(i)
Accumulated deficit	(455,616)	(38,722)	(h)	(494,338)
Total Stockholders' Equity	5,000,001	-		5,000,001
Total Liabilities and Shareholders' Equity	$163,636,471	$13,293,648		$176,930,119

Maquia Capital Acquisition Corporation

Note to Pro Forma Financial Statement

(unaudited)

NOTE 1 - CLOSING OF OVERALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Financial Statement presents the Balance Sheet of Maquia Capital Acquisition Corporation (the “Company”) as of May 7, 2021, adjusted for the closing of the underwriters’ overallotment option and related transactions which occurred on May 10, 2021 as described below.

On May 10, 2021, the Company consummated the closing of the sale of 1,309,719 additional units of the Company’s Class A common stock, $0.0001 par value at a price of $10 per unit (the “Units”) upon receiving notice of the underwriters’ election to partially exercise their overallotment option (“Overallotment Units”), generating additional gross proceeds of $13,097,190 and incurred additional offering costs of $130,972 in underwriting fees. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-half of one warrant (each, a “Warrant” and, collectively, the “Warrants”). Each whole Warrant entitles the holder to purchase one Class A common stock at a price of $11.50 per share. Simultaneously with the exercise of the overallotment, the Company consummated the Private Placement of an additional 32,743 Private Placement Warrants to Maquia Investments North America, LLC., a Delaware limited partnership (the “Sponsor”), generating gross proceeds of $327,430. As a result of the underwriters' election to partially exercise their overallotment option, 372,430 Founder Shares are no longer subject to forfeiture. The remaining 272,570 Founders shares were forfeited. On May 12, 2021, the Company issued 13,098 shares of Class B common stock to the underwriter for services rendered and recorded $52 which is recorded as a stock issuance cost.

Pro forma adjustments to reflect the exercise of the underwriters’ overallotment option are as follows:

	Pro forma entry
a.	Cash held in Trust Account	13,097,190
	Class A common stock		131
	Additional paid-in capital		13,097,059
	To record sale of 1,309,719 Overallotment Units at $10.00 per Unit.

b.	Additional paid-in capital	130,972
	Cash held in Trust Account		130,972
	To record payment of cash underwriting fee on overallotment option.

c.	Cash held in Trust Account	327,430
	Additional paid-in capital		327,430
	To record additional proceeds from sale of 32,743 private units.

d.	Class B common stock	27
	Additional paid-in capital		27
	To record forfeiture of 272,570 Class B common stock.

e.	Additional paid-in capital	52
	Class B common stock		1
	Additional paid-in capital		51
	To record 13,098 shares of Class B common stock to underwriter.

f.	Additional paid-in capital	882,261
	Warrant liability		882,261
	To adjust warrant liability upon partial exercise of over-allotment

g.	Additional paid-in capital	392,916
	Deferred underwriting commissions		392,916
	To record payment of 3% deferred underwriting fees on overallotment option.

h.	Accumulated deficit	38,722
	Additional paid-in capital		38,722
	To record additional costs allocated to the warrant liability related to the exercise of the overallotment option.

i.	Class A common stock	12,018,356
	Additional paid-in capital	115
	Class A common stock subject to conversion		12,018,471
	To restore total equity above $5,000,001.